Exhibit 99.2

LIMITED PARTNERSHIP AGREEMENT

THIS LIMITED PARTNERSHIP AGREEMENT IS MADE AS OF THE 12th DAY OF JANUARY, 2005

AMONG:	TRAFFIX EZ LTD., a corporation incorporated under the laws of the Province of Quebec, hereinafter referred to as the

“General Partner”

AND:	MADACY sp INC., a corporation incorporated under the laws of Canada, hereinafter referred to as

“Madacy Partner”

AND:	TRAFFIX SP-EZ ULC, an unlimited liability company incorporated under the laws of the Province of Nova Scotia, hereinafter referred to as

“Traffix Partner”

(Madacy Partner and Traffix Partner, hereinafter collectively referred to as the “Special Partners” and individually as a “Special Partner” and the Special Partners and the General Partner hereinafter collectively referred to as the “Partners” and individually as a “Partner”)

1.                             WHEREAS the General Partner and the Special Partners have agreed to constitute a limited partnership among them (“Limited Partnership”) pursuant to the provisions of Articles 2236 and following of the Civil Code of Quebec whereof the General Partner shall be the sole general partner and the Special Partners shall be the sole limited or special partners, such Limited Partnership to be known as “EZ-Tracks, L.P.”;

FINAL VERSION

2.                             WHEREAS the Limited Partnership shall be formed for the purposes of:

(a)                           carrying on a direct marketing internet-based entertainment business under the trade name “EZ-Tracks” including the carrying on of any activity necessary or incidental to achieve the same (the “Core Business”) as well as any other business that the Limited Partnership may, from time to time, elect to carry on (collectively, including the Core Business, the “Business”);

(b)                           entering into a marketing and services agreement (the “Marketing Agreement”) with Traffix Music, Inc., a corporation organized under the laws of Delaware, USA (“Traffix Music”) and Madacy Entertainment Group Limited (“Madacyco”), each as independent contractors, for the purposes, inter alia, of:  (i) the Limited Partnership acquiring from Madacyco a non-exclusive license (“License”) to those Madacy Songs and Masters that Madacyco has the right to license for downloading and is entitled to make available to the Limited Partnership;  (ii) the Limited Partnership acquiring from Traffix Music a non-exclusive license to the Program;  (iii) the creation, maintenance and hosting of Websites by Traffix Music on behalf of the Limited Partnership (the ownership of which shall vest exclusively and irrevocably in the Limited Partnership); (iv) the continuation, maintenance, development and enhancement by Traffix Music of the Program;  (v) the granting of various rights to the Limited Partnership, Madacyco and Traffix Music to use the Program and the Websites as are provided therefor under the Marketing Agreement; and  (v) the provision of such services by such parties to the Limited Partnership so as to enable the Limited Partnership to carry on the Business;

(c)                           encouraging the development of new revenue sources consistent with the Business; and

(d)                           carrying on any activity necessary incidental to any of the foregoing.

3.                             WHEREAS the General Partner and the Special Partners wish to enter into the present Agreement for the purpose of setting forth their respective rights and obligations under the terms and conditions hereinafter set forth and provided;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency whereof which are hereby acknowledged, the Partners agree as follows:

1.                             PREAMBLE

1.1                           The preamble hereto shall constitute and form an integral part hereof as though herein recited in full and at length.

2.                             DEFINITIONS AND INTERPRETATION

2.1                           In addition to the words and phrases defined in the recitals or elsewhere in this Agreement, as used in this Agreement, in any amendment hereof, in any  documents to be executed and delivered pursuant to this Agreement and in any documents executed and delivered in connection with the completion of the transactions contemplated herein, unless the context otherwise requires, the following words and phrases shall have the following meanings, respectively:

2.1.1                        “Affiliate” means, with respect to a Person, any other Person, directly or indirectly controlling, controlled by or under common control with such Person.

2.1.2                        “Agreement” means this Limited Partnership Agreement, as amended or re-stated from time to time.

2.1.3                        Auditors” mean the auditors of the Limited Partnership, who shall be determined from time to time by the General Partner.

2.1.4                        “Available Cash Flow” means the term defined as such in Section 6.1 hereof.

2.1.5                        “Bank” means any Schedule I Canadian Chartered Bank or a nationally recognized money center bank in the United States from time to time selected and approved by the Limited Partnership to serve as the Partnership’s principal bank(s).

2.1.6                        “Business” means the term defined as such in the preamble hereto.

2.1.7                        “Business Day” means a day, other than a Saturday or Sunday and other than a day which falls on a legal or statutory holiday in the Province of Quebec or on a Canadian or United States statutory holiday.

2.1.8                        “Capital Account” means the capital account described in Section 5.1 hereof.

2.1.9                        “Capital Contributions” of a Partner means the capital contributed from time to time by a Partner to the Limited Partnership.

2.1.10                      “Commencement Loan” means each of the loans to be made by the Special Partners to the Limited Partnership as are provided in Section 5.6 hereof.

2.1.11                      “Civil Code” means the Civil Code in force in the Province of Quebec, as the same may be amended, re-enacted and replaced from time to time.

2.1.12                      “Database” means the term defined as such in the Marketing Agreement;

2.1.13                      “Defaulter” means the term defined as such in Section 11.1 hereof.

2.1.14                      “Documents” means the term defined as such in Section 7.1 hereof.

2.1.15                      “Enterprise Value” means the term defined as such in Section 9.4 hereof.

2.1.16                      “Events of Default” means the term defined as such in Section 11.1 hereof.

2.1.17                      “Exempt Sales” means the term defined as such in the Marketing Agreement.

2.1.18                      “Fiscal Year” shall mean the twelve-month period ending on December 31; provided, however, that the first Fiscal Year shall be the period beginning on the date the Limited Partnership comes into existence  and ending on December 31, 2004, and the last Fiscal Year shall end immediately prior to the time the Limited Partnership is liquidated and terminated.  To the extent any computation or other provision hereof provides for an action to be taken on a Fiscal Year basis, an appropriate proration or other adjustment shall be made in respect of the first or final Fiscal Year to reflect that such period is less than a full calendar year period.

2.1.19                      “General Partner” means Traffix EZ Ltd. and its permitted successors and assigns.

2.1.20                      “Gross Revenues” means, for any period, the amount of all revenues and receipts received by the Limited Partnership from all sources for such period including, but not limited to such amounts as the Limited Partnership may receive pursuant to the Marketing Agreement.  Gross Revenues shall include without duplication:  (i) Website Sales, Websites’ Database Sales and New Revenue Source Sales and shall include, for greater certainty, all revenues generated by the Limited Partnership from the use of, or related to, the Program, the Websites or the Database (other than Exempt Sales), and, for greater certainty, shall not include any revenues achieved by any Partner where such revenues have no connection to or with the Program, the Websites or the Database;  (ii) proceeds generated from the sale, exchange, refinancing, expropriation, condemnation or other dispositions of all or any portion of assets of the Limited Partnership less, as applicable, an amount required to discharge any liability of the Limited Partnership attributable to the portion of the assets disposed of or to repay any existing financing; (iii) proceeds of insurance policies less an amount required to repair or replace any assets of the Limited Partnership damaged or destroyed and (iv) proceeds obtained in respect of damage awards or settlement less an amount required to repair or replace any assets of the Limited Partnership damaged or destroyed.

2.1.21                      “Imputed Value” means the term defined as such in Section 9.4 hereof.

2.1.22                      “Initial Capital Contributions” means the amounts initially to be contributed by the Partners to the Limited Partnership as set forth in Section 5.2 hereof.

2.1.23                      “Interest” or “Interest in the Limited Partnership” means, with respect to a Partner at the relevant time, all of the rights of such Partner to a percentage interest in the Limited Partnership, including the right to receive distributions, profits and losses and the percentage of the assets and rights of the Limited Partnership that such Partner would be entitled to receive in accordance with the provisions of this Agreement were the assets and rights of the Limited Partnership sold and the net proceeds of sale distributed to the persons entitled thereto at such time.

2.1.24                      “Law” means any applicable federal, provincial and municipal statute, rule, regulation, ordinance, code and the like which are in full force and effect, including the Civil Code.

2.1.25                      “Limited Partnership” means the partnership created by virtue of this Agreement.

2.1.26                      “Madacy Channel” means the term defined as such in the Marketing Agreement;

2.1.27                      “Madacy Participation Notice” means the term defined as such in Section 9.4 hereof.

2.1.28                      “Madacy Songs” means the term defined as such in the Marketing Agreement;

2.1.29                      “Major Decisions” means each of the following:

(a)           consenting to the amendment or modification of any provision of this Agreement;

(b)           dissolving the Limited Partnership, except as otherwise provided hereunder;

(c)           removing the General Partner and electing a replacement general partner;

(d)           waiving any default on the part of the General Partner as the Limited Partners may determine;

(e)           extending the term of this Agreement;

(f)            the sale, transfer, disposition or any other alienation of the Business or of all or a material portion of all of the assets of the Limited Partnership or the granting of an option for same;

(g)           the mortgage, hypothecation, pledge, charge or encumbrance or other cession by way of security of all or a material portion of all of the assets of the Limited Partnership;

(h)           the acquisition by the Limited Partnership of any interest in any other business howsoever carried on, the entering into of any partnership, venture or the creation of a subsidiary;

(i)            the approval of the annual operating and capital budgets of the Limited Partnership and any material modifications to such budgets and incurring of expenditures not provided for in such budgets;

(j)            the raising of additional capital for the Limited Partnership (including bank borrowings and equipment financing) and the terms and conditions of such borrowings and equipment financing;

(k)           any determination to take any action or activity not directly or indirectly related to the carrying on of the Core Business;

(l)            any change in the accounting policies of the General Partner or the Limited Partnership other than as may be required under generally accepted accounting principles;

(m)          in the determination of “Available Cash Flow”, the amount to be retained as a reserve for the payment of foreseen or unforeseen costs, expenses, obligations or liabilities in excess of ten percent (10%) of the amount of those Gross Revenues remaining after deduction of the amounts referred to in Sections 6.1(a), (b) and (c);

(n)           the incurring of any capital expenditures in any Fiscal Year in excess of twenty percent (20%) of the value of the liquid assets of the Limited Partnership;

(o)           any decision to embark upon any activity in respect to which New Revenue Source Commissions are to be paid;

(p)           any decision which at the time taken could reasonably be expected to have a material adverse effect on the Business.

2.1.30                      “Marketing Agreement” means the term defined as such in the second paragraph of the preamble hereto.

2.1.31                      “Masters” means the term defined as such in the Marketing Agreement.

2.1.32                      “New Revenue Source Sales” means the term defined as such in the Marketing Agreement.

2.1.33                      “Non-Defaulter” means the term defined as such in Section 11.2 hereof.

2.1.34                      “Partners” shall mean the parties to this Agreement and any other Persons from time to time admitted as a Partner to the Limited Partnership.

2.1.35                      “Partnership EBITDA” means the term defined as such in Section 9.4 hereof.

2.1.36                      “Person” means an individual, partnership, firm, limited liability company, corporation, trust, estate or other entity.

2.1.37                      “Prime Rate” means the per annum interest rate, in effect from time to time, quoted by the Limited Partnership’s bankers, as its reference rate with respect to:  (a) commercial loans in Canadian dollars made in Canada to its Canadian commercial borrowers where the amount in respect to which “Prime Rate” is relevant is denominated in Canadian currency; and  (b) commercial loans in United States dollars made in the United States to its United States commercial borrowers where the amount in respect to which “Prime Rate” is relevant is denominated in United States currency.

2.1.38                      “Program” means the term defined as such in the Marketing Agreement.

2.1.39                      “Proprietary Business” means the term defined as such in the Marketing Agreement.

2.1.40                      “Publishing” means the term defined as such in the Marketing Agreement.

2.1.41                      “Publishing/Royalties Shortfall” means the term defined as such in Section 5.6 hereof.

2.1.42                      “Purchaser” means the term defined as such in Section 9.4 hereof.

2.1.43                      “Residual Partnership Interest” means:

(a)           with respect to the Madacy Partner – 49.5%;

(b)           with respect to the Traffix Partner – 50.5%;

provided, however, “Residual Partnership Interest” means fifty percent (50%) with respect to each of the Madacy Partner and the Traffix Partner in respect of any income, gain or proceeds obtained or realized in connection with the sale of the Business or a sale of substantially all of the assets or rights of the Limited Partnership.

2.1.44                      “Royalties” means the term defined as such in the Marketing Agreement.

2.1.45                      “Special Partners” means the Madacy Partner and the Traffix Partner, collectively.

2.1.46                      “Traffix” means Traffix, Inc., a corporation organized under the laws of Delaware;

2.1.47                      “Traffix Sale” means the term defined as such in Section 9.4 hereof.

2.1.48                      “Traffix Participation Notice” means the term defined as such in Section 9.4 hereof.

2.1.49                      “Traffix EBITDA” means the term defined as such in Section 9.4 hereof.

2.1.50                      “Transfer” means the term defined as such in Section 9.1 hereof.

2.1.51                      “Website Sales” means the sale (whether through download or otherwise) to a third party of any product or service sold or supplied by the Limited Partnership on the Websites.

2.1.52                      “Websites” means the term defined as such in the Marketing Agreement.

2.1.53                      “Websites’ Database Sales” means any revenues received by or on behalf of the Limited Partnership pursuant to or associated with, a sale of a third party’s products and/or services resulting from the use of the Database provided, however, that the Limited Partnership shall not permit any use of the Database (or permit any third party to use the Database) for any purposes which is competitive with the business of online music downloads or a Proprietary Business.

2.2                           This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec, and the laws of Canada applicable therein.

2.3                           In this Agreement:

(a)           unless otherwise specified, all references to money amounts are in United States currency;

(b)           the descriptive headings of articles and sections are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such articles or sections;

(c)           unless otherwise specified, time periods within or following which any payment is to be made or any act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day;

(d)           whenever any payment is to be made or action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next Business Day following such day;

(e)           the expressions “this Agreement”, “these presents”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions mean and refer to this Agreement as a whole and not merely as to the specific section, clause or paragraph in which the respective word appears, unless the context requires otherwise;

(f)            reference in this Agreement to any gender, masculine, feminine or neuter, shall be deemed to be reference to the others, and the singular shall be deemed to include the plural and vice versa, unless the context otherwise requires.

2.4                           Notwithstanding any provision of law or custom to the contrary, each Special Partner and its Affiliates shall have the absolute right to engage in other businesses and other ventures for its own individual profit (including those specifically provided for in the Marketing Agreement) and shall have absolutely no liability to account to the Limited Partnership or to the other Special Partner by reason thereof.  No Special Partner, by reason of this Agreement, shall have any interest in any other property owned by the other Special Partner or in any other business, venture or project engaged in by the other Partner whether or not similar to the Business.  Notwithstanding the foregoing, during the term hereof but subject to the terms and conditions of the Marketing Agreement, no Special Partner either directly or indirectly whether through an Affiliate or otherwise may enter into any other relationship which is identical or materially similar to the Business.

3.                             ORGANIZATION AND PURPOSE OF LIMITED PARTNERSHIP

3.1                           The Partners do hereby constitute themselves the Limited Partnership as and from the date hereof under the laws of the Province of Quebec and subject to the provisions of this Agreement, the whole for the purposes stated in the second paragraph of the preamble hereto.

3.2                           The Limited Partnership shall bear the name mentioned in the first paragraph of the preamble hereto.

3.3                           Each Partner shall participate in the profits and losses of the Limited Partnership in accordance with the provisions of Section 6.4 hereof.

3.4                           Profits and losses of the Limited Partnership shall be calculated in accordance with generally accepted accounting principles applicable in Canada on a consistent basis.

3.5                           Subject to the provision of Law and any specific assumption of liability hereunder, the liability of each Special Partner for the debts, liabilities and obligations of the Limited Partnership is limited to the amounts outstanding in such Partner’s capital account.  A Limited Partner shall have no further personal liability for such debts, liabilities and obligations of the Limited Partnership, and shall not be required to repay to the Limited Partnership, any Partner or to any creditor of the Limited Partnership, any portion or all of any capital previously returned or any negative balance of its capital account.

3.6                           Save as provided hereunder, no Partner shall be entitled to withdraw, in whole or in part, the Capital Contributions made by such Partner or to receive any distribution from the Limited Partnership.

3.7                           The head office and mailing address of the Limited Partnership shall at all times be the head office of the General Partner and may change from time to time by the General Partner giving written notice to such effect to all of the Limited Partners.  The General Partner shall maintain its principal office in Quebec, Canada.

3.8                           To the extent that it has not already done so, as soon as practicable following the execution hereof, the General Partner shall cause to be executed and filed such declarations, instruments and documents as may be required by Law to evidence the creation of the Limited Partnership.  The General Partner shall, in accordance with the provisions of this Agreement and to the extent required by Law cause to be filed similar declarations to record any additional amounts of capital contributed or agreed or required to be contributed by the Special Partners, from time to time, and otherwise as required by Law.  The General Partner and each Special Partner shall execute and deliver as promptly as possible any documents that may be necessary or desirable to accomplish the purposes of this Agreement or to comply with applicable laws which may govern the Limited Partnership.  The General Partner shall take all necessary actions on the basis of information available to it in order to maintain the status of the Limited Partnership as a limited partnership.

3.9                           The Limited Partnership has been formed for the purposes of carrying on all activities relating to the Business.  The Limited Partnership shall not carry on any other business.  The Limited Partnership shall have the power to do any and every act and anything necessary, proper, convenient or incidental to the accomplishment of its purposes and the operation of the Business.

3.10                         The rights, assets and agreements in relation to the business of the Limited Partnership including, without limitation, the legal title to the assets of the Limited Partnership shall be held in the name of the Limited Partnership at all times unless otherwise directed by the Limited Partnership.

3.11                         The Special Partners shall comply with the provisions of all Laws governing the Limited Partnership and they shall not take any action which will jeopardize or eliminate the status of the Limited Partnership as a limited partnership.  Without limiting the generality of the foregoing, each Special Partner shall, on reasonable request by the General Partner, promptly execute all certificates, declarations, instruments and documents necessary to comply with any law or regulation of any jurisdiction in Canada in regard to the formation, operation, dissolution and continuance of the Limited Partnership.

4.                             TERM

4.1                           The Limited Partnership shall commence as of the date of filing of the registration of the Limited Partnership pursuant to the Act Respecting the Legal Publicity of Sole Proprietorships, Partnerships and Legal Persons (Quebec) and shall continue for a term which is coincidental to the term of the Marketing Agreement (as the term of the Marketing Agreement may be extended or renewed from time to time), subject to the provisions of Section 12 hereof.  Notwithstanding the foregoing, the Limited Partnership shall not be terminated or dissolved upon the term of the Marketing Agreement coming to an end by reason of any of the circumstances of non-renewal of the License described in Article V thereof provided that in such event occurring, the Madacy Partner shall surrender to the Limited Partnership all of its right, title and interest in and to the Limited Partnership against payment of any amount outstanding in its capital account, plus or minus, as the case may be, its share of the income or losses for the current Fiscal Year determined as if such Fiscal Year had ended on the date of such surrender, the repayment of any loans (including the Commencement Loan and the loans referred to in Section 5.7 hereof), and the payment to Madacyco of all amounts owing under or pursuant to the Marketing Agreement.

4.2                           Notwithstanding the provisions of Section 4.1 hereof but subject to the provisions of Section 12 hereof, this Agreement shall be at an end upon the sale, expropriation or other disposition of the assets of the Limited Partnership, the liquidation of all of the liabilities of the Limited Partnership and the distribution of the net proceeds resulting from such sale or disposition of the remaining assets of the Limited Partnership pursuant to the terms hereof.

4.3                           Notwithstanding any rule of law or equity to the contrary, the Limited Partnership shall not be dissolved except in accordance with this Agreement.  In particular, but without restricting the generality of the foregoing, the Limited Partnership shall not be dissolved or terminated by the removal, actual or deemed resignation, death, incompetence, bankruptcy, insolvency, other disability or incapacity, dissolution, liquidation, winding up or receivership, or the admission, resignation or withdrawal of the General Partner or any Special Partner.

5.                             LOANS AND CAPITAL CONTRIBUTIONS

5.1                           The General Partner shall maintain a separate capital account (“Capital Account”) for each of the Partners.  The Capital Account of a Partner shall record:

(a)           Capital Contributions of such Partner to the Limited Partnership, and

(b)           the income of the Limited Partnership allocated to such Partner pursuant to Section 6.4 hereof;

less :

(c)           the losses of the Limited Partnership allocated to such Partner pursuant to Section 6.4 hereof; and

(d)           the distributions of Available Cash Flow made to such Partner.

5.2                           To the extent that they have not already done so, each of the Partners hereby undertakes to contribute to the capital of the Limited Partnership, in cash, that amount set out below alongside its name and such amount shall be recorded in the Capital Accounts (the “Initial Capital Contributions”):

(a)           the General Partner shall contribute the sum of Five Dollars ($5.00);

(b)           the Madacy Partner shall contribute the sum of Four Hundred Ninety-Two Dollars and Fifty-Three Cents ($492.53);

(c)           the Traffix Partner shall contribute the sum of Five Hundred and Two Dollars and Forty-Seven Cents ($502.47);

5.3                           For greater clarity, the Limited Partnership, through the General Partner shall have the right to draw down, and receive and use the Capital Contributions made by the Partners for the purposes of the Business.

5.4                           The Limited Partners shall not be required to make any Capital Contributions other than the Initial Capital Contributions.  Notwithstanding any other provisions of this Agreement, no Partner shall make a non-cash contribution to the Limited Partnership without the prior written consent of all of the Partners.

5.5                           The General Partner will establish and maintain records for each Partner sufficient to identify the Capital Account of each Partner and other charges and credits to which such Partner becomes entitled or is paid under the terms of this Agreement.

5.6                           Upon commencement of the marketing of the Business, each Special Partner shall advance an amount of Fifty Thousand Dollars ($50,000.00) (each a “Commencement Loan”) to cover firstly, any deficiency in Gross Revenues to pay Publishing or Royalties required to be paid by the Limited Partnership pursuant to the Marketing Agreement (any such deficiency, a “Publishing/Royalties Shortfall”) and secondly towards the initial marketing expenses in support of the Limited Partnership’s websites.  The Commencement Loans shall bear no interest and shall be repaid to the Special Partners on a pro-rata basis.

5.7                           In the event that there shall be a Publishing/Royalties Shortfall and insufficient funds remaining in the Commencement Loans to fund the entirety thereof:

(i) the Madacy Partner shall be deemed to have made a loan to the Limited Partnership in an amount equal to one-half (1/2) of the resulting deficiency; and  (ii) the Traffix Partner shall pay to the Madacy Partner one-half (1/2) of such deficiency and such payment shall be reflected in the books and records of the Limited Partnership as a loan made by the Traffix Partner to the Limited Partnership in said amount, the whole in order to enable the Madacy Partner to discharge its liability for Publishing and Royalties incurred in respect of the activities of the Business, to the suppliers thereof.

6.                             DISTRIBUTION OF GROSS REVENUES; DETERMINATION AND ALLOCATION OF PROFITS AND LOSSES

6.1                           Gross Revenues, in respect of a period, shall be employed for the following purposes and in the following priorities:

(a)           firstly and in preference and priority to the payment of any other obligation of the Limited Partnership, to pay Publishing and Royalties;

(b)           secondly, to pay, on a pro rata basis, all of the other liabilities and expenses of the Limited Partnership incurred for such period including third party commissions owing to Persons who have referred new revenue sources to the Limited Partnership as hereafter provided;

(c)           thirdly, to repay the Commencement Loans and any loan made pursuant to Section 5.7 hereof to the Special Partners, on a pro-rata basis;

(d)           fourthly, to hold, as a reserve, an amount deemed necessary by the General Partner, in the exercise of its reasonable discretion, to establish a reserve for the payment of foreseen or unforeseen costs, expenses, obligations or liabilities of the Limited Partnership, determined without duplication.  The amount of any such reserve in any period shall be added to the gross revenues for the immediately following period for the purposes of this Section 6.1;

(e)           the balance, if any, remaining after the application of the preceding paragraphs of this Section 6.1, shall constitute “Available Cash Flow” to be paid to the Partners as hereafter mentioned in Section 6.2 hereof.

6.2                           Available Cash Flow shall be distributed to the Partners as follows:

(a)           to the General Partner, zero point five percent (0.5%) thereof;

(b)           after payment to the General Partner of the amount mentioned in subparagraph (a) above, the remainder to the Special Partners in accordance with their respective Residual Partnership Interests.

6.3                           The General Partner, acting reasonably, shall determine the amount and timing of any distribution of Available Cash Flow, provided, however, that to the extent of Available Cash Flow then available, the payments mentioned at Sections 6.2 hereof shall be made quarterly.

6.4                           All income and all losses of the Limited Partnership and any gains or losses realized upon the disposition of capital property for any period shall be allocated among the Partners for Canadian and provincial income tax purposes and for accounting purposes and reflected in the Capital Accounts maintained by the Limited Partnership as follows:

(a)           to the General Partner, zero point five percent (0.5%) thereof

(b)           the balance, to the Special Partners, in accordance with their respective Residual Partnership Interests.

6.5                           The General Partner shall cause the Limited Partnership to deduct the full amount of capital cost allowance available under Canadian tax laws in calculating the income or losses of the Limited Partnership for Canadian federal and provincial income tax purposes.

6.6                           The Limited Partnership shall be responsible for and shall pay any commissions due to any Person who is not a director or officer of either of the Special Partners or any Person not dealing at arm’s length with either of them, who is responsible for providing new sources of revenue to the Limited Partnership; provided, however, the Limited Partnership shall not accept any such new revenue sources unless such revenue source is consistent with the Business and it is reasonably foreseeable, after the payment of such third party commissions, that the Limited Partnership will achieve a positive cash flow commensurate with the efforts expended to achieve such result.

7.                             LIMITED PARTNERSHIP BOOKS; ACCOUNTING/FINANCIAL STATEMENTS

7.1                           The General Partner shall keep at the Limited Partnership’s main establishment those documents which are usually maintained by persons engaged in similar businesses, including the register mentioned in Article 2239 of the Civil Code (the “Documents”).  The Documents shall set forth a true, accurate and complete account of the Limited Partnership’s business and affairs, including a fair presentation of all income, expenditures, assets and liabilities thereof.  The Documents shall be maintained on the accrual basis in accordance with generally accepted accounting principles consistently applied.  Each Partner and its authorized representatives shall have the right at all reasonable times to have access to, inspect, audit and copy the Limited Partnership’s original Documents which shall include all books, records, files, securities, vouchers, cancelled cheques, tapes, diskettes, microfilm, bank statements, bank deposit slips, bank reconciliations, cash receipts and disbursements records, and other such information.  Each Partner and its authorized representatives shall also have the right, in connection with an examination and audit of the Documents, to question the employees of the Partnership, if any, and to question any other Person and the employees of such other Person having custody or control of any Documents and having responsibility for preparing or maintaining the same.  The Documents shall also be open for inspection by the legal representatives of a withdrawing Partner to the extent necessary and relevant to such Partner’s withdrawal from the Limited Partnership and the winding up of such Partner’s affairs with the Limited Partnership.  Each Partner shall be entitled to any additional information necessary for the Partner to adjust its financial statements to a tax basis as the Partner’s individual needs may dictate.

7.2                           The General Partner shall prepare and deliver to the Special Partners within forty-five (45) days after the last day of each calendar quarter during the Term, a statement of income and expenses itemizing all costs and expenses incurred during such quarter and a statement of cash flow.

7.3                           After the end of each Fiscal Year, the General Partner shall cause an audit to be made by the Auditors covering the assets, liabilities and net worth of the Limited Partnership and its operations during such Fiscal Year, and all other matters customarily included in such audits.  Not later than ninety (90) days after the end of each Fiscal Year, the General Partner shall cause the Auditors to prepare and shall deliver to each Partner the following financial statements with respect to the Limited  Partnership: a balance sheet and statements of income and expenses, statement of cash flows, and the Partner’s capital position as of the end of and for such Fiscal Year, together with the report of the Auditors covering the results of such audit and certifying such financial statements as having been prepared in accordance with generally accepted accounting principles consistently applied.  The General Partner shall provide each Partner with such information as may be required in order that such Partner may properly reflect in its income tax returns the share of the income or loss of the Limited Partnership which has been allocated to such Partner for income tax purposes for an applicable period.

7.4                           All funds of the Limited Partnership shall be deposited in the name of the Limited Partnership in an account or accounts maintained with the Bank, and such other banking institutions as may be selected by the General Partner.  Funds of the Limited Partnership shall not be commingled with funds of any other Person.  Cheques shall be drawn upon the Limited Partnership account or accounts only for the purposes of the Limited Partnership.  All cheques shall be signed by the General Partner or by its respective duly authorized representatives.

8.                             MEETINGS AND VOTES WITHOUT A MEETING

8.1                           The General Partner shall not be permitted to take any action, or cause the Limited Partnership to take any action which constitutes a Major Decision without first obtaining the approval of all of the Special Partners.

8.2                           The General Partner may at any time call for a meeting of the Partners or for a vote without a meeting.  Additionally, the General Partner shall call for a meeting or for a vote without a meeting following receipt of written request therefor from any of the Special Partners.  Within ten (10) days after the date on which the General Partner decides (or is obligated) to call a meeting of the Partners or to call for a vote without a meeting, the General Partner shall notify all Special Partners of record of the following:

(a)           the time and place of the Limited Partnership meeting, if called, and the general nature of the business to be transacted at such meeting; or

(b)           if no such meeting has been called, the matter or matters to be voted upon and the date upon which votes cast without a meeting will be counted.

Any Limited Partnership meeting or the date upon which votes cast without a meeting will be counted shall be held not less than ten (10) nor more than sixty (60) days following mailing of the notice thereof by the General Partner.  Any Limited Partnership meeting shall be held in Montreal, Quebec, or such other place as the Partners shall determine, or by telephone conference.  Any vote of the Partners which is to be cast without a meeting may be cast by the requisite number of Partners, in writing, by facsimile transmission, and any such vote shall be binding upon the Partners so long as all of the Special Partners shall have notified of such vote, in advance, in accordance with this Section 8.2.  All reasonable expenses of a meeting of the Partners (including any reasonable travel expenses incurred by any Partner representative attending a meeting), a vote without a meeting and of notice to the Partners shall be borne by the Limited Partnership.

8.3                           Any Major Decision which is not approved by all of the Special Partners in accordance with Section 8.1 hereof, shall be deemed not to have been approved by the Partners and the Limited Partnership shall act, or not act, accordingly.

9.                             SALE OR TRANSFER

9.1                           No Partner shall be entitled to sell, exchange, transfer, assign, dispose of, encumber, pledge, mortgage, hypothecate or give (any of the foregoing, a “Transfer”), its Interest or any part thereof or an interest therein to any Person whether directly or indirectly.  Traffix, the ultimate parent corporation of Traffix Music, the Traffix Partner and the General Partner, by its intervention hereunder, undertakes not to Transfer or permit the Transfer directly or indirectly, of any shares that it may hold in Traffix Music, the Traffix Partner or the General Partner or in any intermediary entity or entities that may hold, directly or indirectly, any shares in Traffix Music, the Traffix Partner or the General Partner other than a transfer to an Affiliate, and not to carry out or participate in any corporate capitalization or reorganization or other corporate procedure a result of which is to achieve indirectly that which is not directly permitted hereunder.

9.2                           Notwithstanding Section 9.1 the following shall be permitted:

(a)           the Transfer by a Special Partner of its Interest or a part thereof or of an interest therein and its rights, duties and obligations under this Agreement, to an Affiliate of such Special Partner;

(b)           Traffix shall be entitled to sell its Interest in the Limited Partnership as part of a Traffix Sale (as hereinafter defined).

9.3                           It shall be a condition precedent to a transfer contemplated in Section 9.2 hereof that:

(a)           The transferee shall execute an agreement, in form and substance reasonably satisfactory to the other Partners, undertaking to be bound by the present Agreement as if it had been an original signatory to such agreement and thereafter shall be deemed to be a Special Partner for all purposes of this Agreement shall be deemed to be a party to this Agreement; and

(b)           in the circumstances of Section 9.2(a) hereof applying, the transferor and the transferee shall agree that the transferee shall at any time while continuing to be a party to this Agreement and holding an Interest (or part thereof) cease to be an Affiliate of such transferor, the transferee shall, prior to so ceasing to be such an Affiliate, forthwith assign or transfer all of its Interest and all of its rights, duties and obligations under this Agreement to such transferor and upon such assignment or transfer such transferee shall cease to be a party to this Agreement.

This Section is redacted.

10.                          FUNCTIONS AND POWERS OF THE PARTNERS

10.1                         The General Partner will have the complete and exclusive authority to manage the operations and affairs of the Limited Partnership, to make all decisions required for the business of the Limited Partnership and to bind the Limited Partnership, subject to the provisions of this Agreement, including Section 8 hereof.  No person dealing with the Limited Partnership will be required to verify the power of the General Partner to take any measure or to make any decision in the name of or on behalf of the Limited Partnership.

10.2                         The General Partner shall have all of the rights and authority of a general partner under the Civil Code and any other right or authority otherwise granted by Law.  It is authorized to carry on the business of the Limited Partnership with full power and exclusive authority to administer, manage, control and operate the business of the Limited Partnership and to bind it and shall have all power and authority for and on behalf of and in the name of the Limited Partnership to do any act, take any proceeding, make any decision and execute and deliver any instrument, deed or agreement or document necessary for or incidental to carrying on the business of the Limited Partnership.  The General Partner is entitled to reimbursement by the Limited Partnership for all reasonable third party costs and expenses which are incurred by the

General Partner on behalf of the Limited Partnership in the ordinary course of business or other costs or expenses incidental to acting as general partner to the Limited Partnership which are incurred.

10.3                         The General Partner may borrow funds in the name of and on the security of the assets of the Limited Partnership for the purposes of financing and refinancing the business and operations of the Limited Partnership, but not for any other purpose whatsoever.  The funds or assets of the Limited Partnership shall not be co-mingled with the funds or assets of the General Partner or any other person.

10.4                         The General Partner may contract with any person to carry out any of the duties of the General Partner hereunder and may delegate to such person any power and authority of the General Partner hereunder, but no such contract or delegation will relieve the General Partner from any of its obligations hereunder.

10.5                         Any decision by the Limited Partnership to have access to, review or audit the books and records of Traffix Music pursuant to Section 2.03 of the Marketing Agreement shall be taken by the Madacy Partner alone.  Any decision by the Limited Partnership to give notice to Traffix Music under Section 5.02 of the Marketing Agreement that it is in default under the Marketing Agreement and any decision to terminate the Marketing Agreement as the result of such default, shall be taken by the Madacy Partner alone acting reasonably and in  good faith in accordance with the provisions of the Marketing Agreement; provided, however, that the giving of such notice shall not prevent or preclude Traffix Music from contesting the validity thereof.

10.6                         Any decision by the Limited Partnership to have access to, review or audit the books and records of Madacyco pursuant to Section 2.03 of the Marketing Agreement shall be taken by the Traffix Partner alone.  Any decision by the Limited Partnership to give notice to Madacyco under Section 5.02 of the Marketing Agreement that it is in default under the Marketing Agreement and any decision to terminate the Marketing Agreement as the result of such default, shall be taken by the Traffix Partner alone acting reasonably and in  good faith in accordance with the provisions of the Marketing Agreement; provided, however, that the giving of such notice shall not prevent or preclude Madacyco from contesting the validity thereof.

10.7                         No Special Partner will:

(a)           give other than an advisory opinion with regard to the management of the Limited Partnership, nor shall it negotiate any business on behalf of the Limited Partnership or act as mandatary or agent of the Limited Partnership or allow its name to be used in any act of the Limited Partnership;

(b)           execute any document that binds or purports to bind the Limited Partnership or the General Partner;

(c)           purport to have the power or authority to bind the Limited Partnership or the General Partner;

(d)           undertake any obligation or responsibility on behalf of the Limited Partnership; or

(e)           compel a sale or partition, judicial or otherwise, of any property of the Limited Partnership or otherwise require any assets of the Limited Partnership to be distributed.

10.8                         The General Partner will maintain and file on behalf of the Limited Partnership on a timely basis whenever required, any amendments to the register of all Partners required to be maintained by the Limited Partnership pursuant to the applicable provisions of the Civil Code and any other declarations, certificates or amendments that might be required by any applicable Law.

10.9                         No Partner shall take any action for or on behalf of or in the name of the Limited Partnership or another Partner, or assume, undertake or enter into any commitment, debt, duty or obligation binding upon the Limited Partnership or another Partner, except for (a) actions expressly provided for in this Agreement, and (b) actions by the General Partner within the scope of the authority granted hereunder.  Any action taken in violation of the foregoing limitation shall be void.  Moreover, each Partner shall indemnify and hold harmless the other Partners and the directors, officers, partners, employees and agents of any of them, from and against any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments, and costs and expenses (including reasonable attorney’s fees and court costs) arising directly or indirectly, in whole or in part, out of any breach of the provisions of the immediately preceding sentence, by such Partner, or any officer, partner, director, agent or employee of any of them.

11.                          DEFAULT

11.1                         The occurrence of any of the following events shall constitute a default (“Event of Default”) hereunder on the part of a Partner with respect to whom such event occurs (“Defaulter”):

(a)           if such Partner shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute or law relating to bankruptcy, insolvency, or other relief for debtors, whether federal or state, or shall seek, consent to, or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of such Partner, or of all or any substantial part of its properties (the term “acquiesce”, as used herein, being deemed to include the failure to file a petition or motion to vacate or discharge any order, judgment or decree providing for such appointment within the time specified by law); or a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against such Partner seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute or law relating to bankruptcy, insolvency or other relief for debtors, whether federal or state, and such Partner shall consent to or acquiesce (as hereinabove defined) in the entry of such order, judgment or decree, or the same shall remain unvacated or unstayed for an aggregate of thirty (30) days from the day of entry thereof, or any trustee, receiver, conservator or liquidator of such Partner or of all or any substantial part of its properties shall be appointed without the consent of or acquiescence of such Partner and such appointment shall remain unvacated and unstayed for an aggregate of thirty (30) days; or

(b)           if such Partner commits or permits a material breach of or material default in any of its duties, liabilities or obligations hereunder and fails to fully cure or remedy such failure, breach or default within thirty (30) days after written notice specifying the nature of such failure, breach or default by the other Partners to the Partner in default, or if such breach or default cannot reasonably be cured within thirty (30) days, fails to commence such cure or remedy within said thirty (30) day period or at any time thereafter fails to diligently prosecute such cure or remedy to completion.  The taking of a Major Decision by a party without the approvals required by Section 8 of this Agreement shall be deemed to be a material default by that party.

11.2                         Upon the occurrence of an Event of Default, the Partner with respect to whom no Event of Default has occurred (the “Non-Defaulter”) shall have the following rights, without prejudice to its other rights and recourses hereunder or in law:

(a)           Bring any proceeding in the nature of specific performance, injunction or other similar remedy, it being acknowledged that damages at law may be an inadequate remedy for a default; and/or

(b)           Remedy such default and bring any action at law or otherwise to be reimbursed for any sums expended by the Non-Defaulter, together with interest at the rate equal to the greater of eighteen percent (18%) or Prime Rate plus ten percent (10%); and/or

(c)           Bring any action at law or otherwise as may be permitted in order to recover damages.

12.                          DISSOLUTION AND TERMINATION

12.1                         Except as set forth in this Section 12, no Partner shall have the right to, and each Partner hereby agrees not to, withdraw from the Limited Partnership, nor to dissolve or liquidate, or to petition a court for the dissolution or liquidation of the Limited

Partnership, and no Partner at any time shall have the right to petition or to take any action to subject Partnership Assets or any part thereof, to the authority of any court of bankruptcy, insolvency, receivership or similar proceeding.

12.2                         The Limited Partnership shall be terminated only if:

(a)           All of the Partners elect to terminate the Partnership; or

(b)           The Limited Partnership expires pursuant to the terms set forth in this Agreement.

12.3                         If the Limited Partnership is to be terminated pursuant to Section 12.2 hereof, it shall not be terminated at the time of election or expiry but the Limited Partnership shall immediately commence to wind up its affairs and the Partners shall proceed with reasonable promptness to liquidate the business of the Limited Partnership and (and pay any debts and liabilities of the Limited Partnership) to convert the Partnership Assets into cash.  A reasonable time shall be allowed for the orderly liquidation of the business and assets of the Limited Partnership in order to reduce any risk of loss that might otherwise be attendant upon such liquidation.  During the period of winding up the affairs of the Limited Partnership, the General Partner shall manage the Limited Partnership and shall make all decisions relating to the conduct of any business or operations of the Limited Partnership and to the sale or other disposition of Limited Partnership Assets.  The Limited Partnership shall be deemed terminated upon the final liquidation of the business and assets of the Limited Partnership.

12.4                         Available Cash Flow of the Limited Partnership determined by reference to any period following the date of the commencement of the liquidation of the Limited Partnership shall be paid out in accordance with and subject to the priorities mentioned in Section 6.1 hereof.

12.5                         The assets of the Limited Partnership shall be applied or distributed in liquidation in the following order of priority:

(a)           to pay debts and obligations of the Limited Partnership owing to third parties in accordance with the preferences and priorities mentioned in paragraphs (a), (b) and (c) of Section 6.1 hereof and to pay the expenses of liquidation in the order of priority as provided by law; and

(b)           to set up any reserves which the General Partner may deem necessary for any contingent or unforeseen liabilities or obligations of the Limited Partnership; then

(c)           to pay any and all Available Cash Flow pursuant to Section 12.4 hereof.

12.6                         All documents of the Limited Partnership shall be delivered to the General Partner upon termination of the Limited Partnership.  Thereafter, the General Partner

shall retain the documents for the applicable retention period required by law and during such period shall make the documents available during normal business hours to the Partners for inspection and copying.

12.7                         The Limited Partnership shall be terminated when its cash and other assets have been applied and distributed in accordance with the provisions of this Section 12.  The establishment of any reserves in accordance with the provisions of Section 12.5 shall not have the effect of extending the term hereof, but any such reserve shall be distributed in the manner described in Section 12.5 hereof upon expiration of the period for which such reserves were established.

13.                          INTERVENTION AND GUARANTEE

13.1                         Traffix, Inc., a company incorporated under the laws of the State of Delaware which, having taken communication of this Agreement:  (i) guarantees jointly and severally (solidarily) all of the obligations and undertakings of the Traffix Partner and all of the obligations and undertakings of the General Partner expressly provided hereunder to be carried out, observed, or performed in favour of any other party hereof (the foregoing undertaking shall not constitute a stipulation for the benefit of a third party including any creditors of the Limited Partnership); and  (ii) agrees to be bound by the provisions of Section 9 hereof as are applicable to it.

14.                          GENERAL CONTRACT PROVISIONS

14.1                         Except as otherwise provided herein, no party shall assign any of its rights, title and interest under this Agreement or in the Limited Partnership, under pain of nullity.

14.2                         All notices or other communications required or permitted under this Agreement shall be in writing and shall be given or made either by delivering the same personally or by courier, by telegram, telecopy, or by mailing the same first class mail, postage prepaid, and either registered or certified, return receipt requested, addressed to the party at the addresses set forth below or at such other addresses as may from time to time be designated by notice given to the other parties, in the manner provided for in this Section 14.2:

If to the General Partner:	Madacy sp Inc.
3333 Graham Blvd.
Suite 102
Montreal, Quebec
H3R 3L5
Telecopier: (514) 733-7399

with a copy to:	One Blue Hill Plaza
Pearl River, NY
U.S.A. 10965
Attention: Joshua B. Gillon, EVP and General Counsel
Telecopier: (845) 620-1717

If to the Madacy Partner:	3333 Graham Blvd.
Suite 102
Montreal, Quebec
H3R 3L5
Attention: Hillel Frankel, President
Telecopier: (514) 733-7399

with a copy to:	Mendelsohn
1000 Sherbrooke Street West
27th Floor
Montreal, Quebec
H3A 3G4
Attention: Michael Garonce
Telecopier: (514) 987-1213

If to the Traffix Partner or	One Blue Hill Plaza
Traffix Inc.	Pearl River, NY
U.S.A. 10965
Attention: Joshua B. Gillon, EVP and General Counsel
Telecopier: (845) 620-1717

with a copy to:	3333 Graham Blvd.
Suite 102
Montreal, Quebec
H3R 3L5
Attention: Hillel Frankel
Telecopier: (514) 733-7399

Feder, Kaszovitz, Isaacson, Weber,
Skala, Bass & Rhine LLP
750 Lexington Avenue
23rd Floor
New York, NY 10022
Attention: Murray L. Skala, Esq.
Telecopier : (212) 888-7776

Notices, communications or other deliveries shall be dated as of the date of sending thereof and shall be conclusively deemed to have been given and received, if delivered personally or by courier on the date of delivery, if given by telecopier on the next

Business Day after sending, and if given by mail on the date of its actual receipt as illustrated by the post office’s records.

14.3                         Each party hereto hereby agrees that upon the written request of the other party it will do all such acts and execute all such further documents, and will cause the doing of all such acts and will cause the execution of all such further documents as are within its power to cause the doing or execution of, as the other party hereto may from time to time reasonably request be done and/or executed in order to better evidence and/or perfect any of the provisions hereof or any of the rights, powers, discretions, duties and obligations intended to be created hereby and/or in order to effectuate any provision hereof or of any such further document.

14.4                         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

14.5                         This Agreement may be executed in a number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

14.6                         This Agreement contains the entire understanding between the Partners and supersedes any prior understanding and agreements between them respecting the subject matter hereof.  There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the Partners relating to the subject of this Agreement which are not fully expressed herein.

14.7                         No remedy or election given by any provision in this Agreement shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative in addition to all other remedies at law which either party may have arising out of an Event of Default of the other party.

14.8                         This Agreement is made solely and specifically between and for the benefit of the parties hereto and their respective successors and assigns, subject to the express provisions hereof relating to successors and assigns, and no other Person whatsoever shall have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

14.9                         The parties acknowledge that they have required that this Agreement and all related documents be prepared in English.

Les parties reconnaissent avoir exigé que la présente convention et tous les documents connexes soient rédigés en anglais.

AND THE PARTIES HAVE SIGNED AT MONTREAL, QUEBEC.

TRAFFIX EZ LTD.

PER:

MADACY sp INC.

PER:

TRAFFIX SP-EZ ULC

PER:

TRAFFIX, INC.

PER: